EXHIBIT 4.96

Execution Version

MIDAMERICAN ENERGY COMPANY
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as the Mortgage Bond Trustee
________________
FOURTH SUPPLEMENTAL INDENTURE
Dated as of December 8, 2016
________________
ESTABLISHING AND CREATING
FIRST MORTGAGE BONDS DUE 2046
________________

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 8, 2016 (herein called the “Fourth Supplemental Indenture”), between MIDAMERICAN ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Mortgage Bond Trustee”), under the Base Indenture referred to below. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Base Indenture.
W I T N E S S E T H :
WHEREAS, the Company has heretofore executed and delivered to the Mortgage Bond Trustee an indenture, dated as of September 9, 2013, as amended by the first supplemental indenture thereto, dated September 19, 2013, as supplemented by the second supplemental indenture thereto, dated April 3, 2014, as amended by amendment number 1 to the second supplemental indenture, dated as of October 15, 2015, and as supplemented by the third supplemental indenture thereto, dated October 15, 2015 (herein called the “Base Indenture”), to provide for the issuance from time to time of its first mortgage bonds, the form and terms of which are to be established as set forth in Section 2.01 of the Base Indenture;
WHEREAS, Section 15.01 of the Base Indenture provides, among other things, that the Company and the Mortgage Bond Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purpose establishing the form and terms of the Bonds (as defined in the Base Indenture) of any series as permitted by Section 2.01 of the Base Indenture;
WHEREAS, the Company desires to create an individual series of its first mortgage bonds upon the basis of Bondable Property (as defined in the Base Indenture) pursuant to Article III of the Base Indenture in aggregate principal amount of $30,000,000 to be designated the “First Mortgage Bonds due 2046” (the “Bonds”), and all action on the part of the Company necessary to authorize the issuance of the Bonds under the Base Indenture and this Fourth Supplemental Indenture has been duly taken;
WHEREAS, the Iowa Finance Authority (the “Issuer”) has issued $30,000,000 of its special, limited obligation Solid Waste Facilities Revenue Bonds (MidAmerican Energy Company Project), Series 2016B, due December 1, 2046 (the “2016B Bonds”) pursuant to an Indenture of Trust, dated as of December 1, 2016 (the “2016B Indenture”), between the Issuer and Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “2016B Trustee”);

WHEREAS the Issuer has agreed to lend the proceeds of the 2016B Bonds to the Company for purposes of constructing certain solid waste facilities pursuant to a Financing Agreement, dated December 1, 2016 (the “Financing Agreement”), by and between the Issuer and the Company;

WHEREAS, the Bonds are intended to secure the obligations of the Company to pay the Repayment Installments (as defined in the Financing Agreement) under the Financing Agreement, provided, however, that any payments of Repayment Installments made by the Company pursuant to Section 4.2(a) of the Financing Agreement will be considered to be a satisfaction, to such extent, of its obligation to make corresponding payments on the Bonds issued hereunder;

WHEREAS, pursuant to Section 6.01 of the 2016B Indenture, the Bonds are further irrevocably pledged to the punctual payment of the principal of and premium, if any, and interest on the 2016B Bonds, and the Bonds shall not be used for any other purpose while any of the 2016B Bonds remain outstanding, and the Bonds shall be held in trust for the benefit of the holders from time to time of the 2016B Bonds until such 2016B Bonds have been fully paid, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes set forth in the 2016B Indenture;

WHEREAS, pursuant to Section 6.09 of the 2016B Indenture, the 2016B Trustee shall surrender the Bonds for cancellation following payment of any amounts remaining in any fund, account or subaccount referred to in the Financing Agreement after payment in full of the principal of, premium, if any, and interest on, the 2016B Bonds, as provided therein;

WHEREAS, pursuant to Section 6.15 of the 2016B Indenture, the Issuer has authorized and directed the 2016B Trustee to take such actions in accordance with the terms of the Bonds as may be necessary to realize moneys under the Bonds to make timely payment of principal of, and interest and premium, if any, on the 2016B Bonds to the extent other moneys are not available for such payment, as provided in the 2016B Indenture;

WHEREAS, the execution and delivery by the Company of this Fourth Supplemental Indenture, and the terms of the Bonds herein referred to, have been duly authorized by the Board in or pursuant to appropriate resolutions; and
WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Mortgage Bond Trustee as provided in the Base Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
That in consideration of the premises and of the acceptance and purchase of the Bonds by the holders thereof and of the acceptance of this trust by the Mortgage Bond Trustee, the Company covenants and agrees with the Mortgage Bond Trustee, for the equal benefit of the holders of the Bonds, as follows:

ARTICLE I
DEFINITIONS
Unless otherwise defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Base Indenture and the form of Bonds attached hereto as Exhibit A.
ARTICLE II
TERMS AND ISSUANCE OF THE BONDS
Section 2.01. Issue of Bonds. A series of first mortgage bonds, which shall be designated the “First Mortgage Bonds due 2046” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Base Indenture and this Fourth Supplemental Indenture (including the form of Bonds set forth in Exhibit A).
Section 2.02. Mandatory Redemption. The Bonds are redeemable pursuant to the terms set forth in Annex 1 of the Bonds. The provisions of Article IX of the Base Indenture shall also apply to any mandatory redemption of Bonds.
Section 2.03. Defeasance and Discharge. The provisions of Article XVIII of the Base Indenture shall be applicable to the Bonds.
Section 2.04. Place of Payment. The Place of Payment in respect of the Bonds will be initially at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A. (which as of the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration).
Section 2.05. Form of Bonds; Incorporation of Terms. The form of the Bonds shall be substantially in the form of Exhibit A, the terms of which are herein incorporated by reference and which are part of this Fourth Supplemental Indenture. The Bonds shall be issued in definitive registered form, and shall be delivered to the 2016B Trustee as Bondholder thereof, or a nominee or custodian therefor, to be held by or on behalf of the 2016B Trustee as Bondholder. The Bonds shall not initially be issued in global form as permitted by Section 2.01(c)(xviii) of the Base Indenture.
ARTICLE III
[RESERVED]

ARTICLE IV
MISCELLANEOUS
Section 4.01. Execution as Supplemental Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Fourth Supplemental Indenture forms a part thereof.
Section 4.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.03. Successors and Assigns. All covenants and agreements contained in this Fourth Supplemental Indenture made by the Company shall bind its successors and assigns, whether so expressed or not.
Section 4.04. Separability Clause. In case any provision in this Fourth Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.05. Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Bonds, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.
Section 4.06. Execution and Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.07. Mortgage Bond Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Mortgage Bond Trustee, and the Mortgage Bond Trustee assumes no responsibility for the correctness thereof. The Mortgage Bond Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Bonds. The Mortgage Bond Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof.
Section 4.08. Governing Law. This Fourth Supplemental Indenture and the Bonds shall be governed by and construed in accordance with the law of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the TIA shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Mortgage or exercise of remedies with respect to, such portion of the Mortgaged Property.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereof have caused this Fourth Supplemental Indenture to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.
MIDAMERICAN ENERGY COMPANY
By:/s/ James C.Galt__________________________
Name:    James C. Galt
Title:    Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Mortgage Bond Trustee
By:/s/ Teresa Petta
Name:    Teresa Petta
Title:    Vice President

[Fourth Supplemental Indenture]

EXHIBIT A
NOTE: THE HOLDER OF THIS BOND BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER. THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND IS A “RESTRICTED SECURITY” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT. THIS BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.
IN ADDITION, THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE 2016B TRUSTEE UNDER THE 2016B INDENTURE REFERRED TO HEREIN.

Form of First Mortgage Bonds due 2046
REGISTERED		No. 1
ILL.C.C. No. 6654 ($30,000,000 issued pursuant to Illinois Commerce Commission Docket No.
13-0634)

MIDAMERICAN ENERGY COMPANY
___________
First Mortgage Bonds due 2046
___________
The following summary of terms is subject to the provisions set forth below:
ORIGINAL ISSUE DATE: December 8, 2016
PRINCIPAL AMOUNT: $30,000,000
STATED MATURITY: December 1, 2046 (“Maturity”)
INTEREST RATE: See below.
INTEREST PAYMENT DATES: See below.
RECORD DATES: N/A
MANDATORY REDEMPTION:            ☒ Yes        ☐ No

MidAmerican Energy Company, an Iowa corporation (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A. as trustee (the “2016B Trustee”) under the Indenture of Trust dated as of December 1, 2016 (the “2016B Indenture”) between Iowa Finance Authority (the “Issuer”) and the 2016B Trustee, or registered assigns, the principal amount of THIRTY MILLION DOLLARS ($30,000,000) (or such lesser amount as set forth herein), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in whole or in part on such date or dates as the Company has any principal repayment obligations under Section 4.2(a) of the Financing Agreement dated as of December 1, 2016 (the “Financing Agreement”), between the Company and the Issuer in respect of the Issuer’s Solid Waste Facilities Revenue Bonds (MidAmerican Energy Company Project), Series 2016B (the “2016B Bonds”).
This definitive Bond is issued to the 2016B Trustee by the Company to secure the Company’s payment obligations under the Financing Agreement in connection with the issuance of the 2016B Bonds on December 8, 2016. This definitive Bond shall be held by the 2016B Trustee subject to the terms of the Financing Agreement and the 2016B Indenture.
The obligation of the Company to make any payment of principal on this definitive Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied or discharged to the extent that the Company has made a payment (or otherwise funded a payment) as provided in the Financing Agreement in respect of the principal of the 2016B Bonds. If the Company shall fail to make any such payments in respect of principal on the 2016B Bonds, it shall be deemed to be a default, for purposes of Section 12.02(a)(i) of the Base Indenture, in the payment of an amount of principal of this definitive Bond equal to the amount of such unpaid principal in respect of the 2016B Bonds (but, in no event, shall such principal amount payable exceed the aggregate principal amount of this definitive Bond).
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEFINITIVE BOND SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Mortgage Bond Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this definitive Bond shall not be entitled to any benefit under the Base Indenture or be valid or obligatory for any purpose.

ii

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: December 8, 2016
MIDAMERICAN ENERGY COMPANY

By:_____________________________________
Name: James C. Galt
Title: Treasurer

Attest:

By:______________________________
Name: Paul J. Leighton
Title: Vice President, Secretary and
Assistant General Counsel

MORTGAGE BOND TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Bonds of the series designated therein referred to in the within-mentioned
Base Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Mortgage Bond Trustee

By:________________________________________
Name:
Authorized Signatory

iii

[REVERSE OF BOND]
MIDAMERICAN ENERGY COMPANY
First Mortgage Bond due 2046
This definitive bond is one of the duly authorized First Mortgage Bonds due 2046 of the Company (herein called the “Bonds”), issued under an Base Indenture dated as of September 9, 2013, as amended and supplemented (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Mortgage Bond Trustee,” which term includes any successor Mortgage Bond Trustee under the Base Indenture), to which Base Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Mortgage Bond Trustee and the Holders, and of the terms upon which the Bonds are, and are to be, authenticated and delivered.
This definitive Bond shall bear interest at such rate per annum as shall cause the amount of interest on this definitive Bond to be equal to the amount in respect of interest payable by the Company in respect of the 2016B Bonds. The interest on this definitive Bond shall be payable on the same date or dates as payment in respect of such interest is payable by the Company from time to time in respect of the 2016B Bonds.
The amounts payable by the Company in respect of interest on the 2016B Bonds, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Financing Agreement and the 2016B Indenture. The obligation of the Company to make any payment of interest on this definitive Bond shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made payments (or otherwise funded payments) in respect of interest on the 2016B Bonds. If the Company shall fail to make any such payments in respect of interest on the 2016B Bonds, it shall be deemed to be a default, for purposes of Section 12.02(a)(ii) of the Base Indenture, in the payment of an amount of interest on this definitive Bond equal to the amount of such unpaid amounts in respect of the 2016B Bonds.
The amount of interest that shall be payable upon the acceleration of the date of Maturity of this definitive Bond pursuant to Section 12.04 of the Base Indenture shall be the amount of accrued and unpaid interest on the 2016B Bonds.
All percentages resulting from any calculation with respect to this definitive Bond will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this definitive Bond will be rounded to the nearest cent (with one-half cent being rounded upward).
This definitive Bond is secured under the Company’s Mortgage, Security Agreement, Fixture Filing and Financing Statement between the Company and The Bank of New York Mellon Trust Company, N.A., as amended and supplemented from time to time (the “Mortgage”). Reference is made to the Mortgage for a description of the property mortgaged and pledged and the nature and extent of the security and to the Intercreditor and Collateral Trust Agreement among the Company, the Mortgage

Bond Trustee and The Bank of New York Mellon Trust Company, N.A., as collateral trustee, and the Base Indenture for the rights of the holders of the Bonds and of the Mortgage Bond Trustee in respect thereof. Reference is made to the Base Indenture and the Mortgage for the terms and conditions upon which the Bonds are secured and the circumstances under which additional bonds may be issued.
The Base Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Base Indenture at any time by the Company and the Mortgage Bond Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds of all series that would be affected thereby. The Base Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Bonds of all affected series may on behalf of the Holders of all Bonds of such series waive certain existing Events of Default and their consequences. Any such consent or waiver of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Mortgage Bond Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.
THIS DEFINITIVE BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE 2016B TRUSTEE UNDER THE 2016B INDENTURE. BEFORE ANY TRANSFER OF THIS DEFINITIVE BOND BY THE REGISTERED HOLDER OR ITS LEGAL REPRESENTATIVE WILL BE RECOGNIZED OR GIVEN EFFECT BY THE COMPANY OR THE MORTGAGE BOND TRUSTEE, THE REGISTERED HOLDER SHALL NOTE THE AMOUNTS OF REDUCTIONS, IF ANY, IN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE 2016B BONDS, AND SHALL NOTIFY THE COMPANY AND THE MORTGAGE BOND TRUSTEE OF THE NAME AND ADDRESS OF THE TRANSFEREE AND SHALL AFFORD THE COMPANY AND THE MORTGAGE BOND TRUSTEE THE OPPORTUNITY OF VERIFYING THE NOTATION AS TO SUCH REDUCTIONS.
No reference herein to the Base Indenture and no provision of this definitive Bond or of the Base Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this definitive Bond at the times, places and rate, and in the coin or currency, herein prescribed.
The Base Indenture contains provisions for the satisfaction and discharge of the Base Indenture upon compliance by the Company with certain conditions specified therein, which provisions apply to this definitive Bond.
The Mortgage Bond Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on this definitive Bond, when such payment is required to be made as provided herein, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2016B Trustee, signed by an authorized officer of the 2016B Trustee, stating that the payment in respect of principal or interest, on the 2016B Bonds has not been fully paid or provided for when due under the terms of the Financing Agreement and specifying the amount of funds required to make such payment.

The Company, the Mortgage Bond Trustee and any agent of the Company or the Mortgage Bond Trustee may treat the Person in whose name this definitive Bond is registered as the owner of this definitive Bond for the purpose of receiving payment of principal of (and premium, if any) and interest on this definitive Bond and for all other purposes whatsoever, whether or not this definitive Bond be overdue, and neither the Company, the Mortgage Bond Trustee nor any agent of the Company or the Mortgage Bond Trustee shall be affected by notice to the contrary.
The Base Indenture and the Bonds are governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the TIA shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Mortgage or exercise of remedies with respect to, such portion of the Mortgaged Property.

All terms used in this definitive Bond which are defined in the Base Indenture but are not defined in this definitive Bond shall have the meanings assigned to them in the Base Indenture.

ANNEX 1
MANDATORY REDEMPTION PROVISIONS
Upon the occurrence and continuation of an Event of Default under Section 8.01(c)(i) of the 2016B Indenture, the 2016B Trustee may, and, upon occurrence of an Event of Default under Section 8.01(c)(ii) of the 2016B Indenture, the 2016B Trustee shall, by notice to the Mortgage Bond Trustee, demand an immediate mandatory redemption of this definitive Bond in a principal amount equal to the unpaid purchase price obligation on the 2016B Bonds, which unpaid amount resulted in such Event of Default under the 2016B Indenture. The Holder of this definitive Bond hereby waives notice of any such mandatory redemption for so long as The Bank of New York Mellon Trust Company, N.A. is such holder.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:
__________________________________
__________________________________

____________________________________________________________________________________________
Please print or typewrite name and address
including postal zip code of assignee
____________________________________________________________________________________________

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.

Dated:____________________

_________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by a commercial bank, a trust company or a member of the New York Stock Exchange.

v